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                                                                   EXHIBIT 10.34



                                     KEYCORP
                          NON-QUALIFIED GRANT AGREEMENT
                               PERFORMANCE OPTION

Robert W. Gillespie

         By action of the Equity Based Compensation Committee ("Committee") of the Board of Directors of KeyCorp, taken pursuant to the KeyCorp Amended and Restated 1991 Equity Compensation Plan ("Plan") on January 15, 1997, you have been granted a Non-Qualified Stock Option (the "Option") effective on such date (the "Option Grant Date") to purchase _______ Common Shares at a price of $______ per share (the "Exercise Price"), which may be exercised, subject to the provisions of the Plan, from time to time, in part or with respect to the full number of Common Shares then remaining subject to the Option, during the period commencing on the Vesting Date (as hereinafter defined) and ending January 15, 2007. (Unless otherwise indicated, the capitalized terms used herein shall have the same meaning as set forth in the Plan).

         The Vesting Date shall be the earlier of:

         1. The first date on which the conditions in (a) and (b) below have been satisfied:

                  (a) The Fair Market Value of a Common Share exceeds $74.00 for seven consecutive trading days during the period beginning on the Option Grant Date and ending December 31, 2000, $82.00 for seven consecutive trading days during the period beginning on the sixth trading day before January 1, 2001 and ending on December 31, 2001, or $90.00 for seven consecutive trading days during the period beginning on the sixth trading day before January 1, 2002 and ending on December 31, 2002, and

                  (b) KeyCorp's earnings per Common Share equal or exceed $5.20 per Common Share for the year 1999 or any calendar year prior thereto or $5.84 per Common Share for the year 2000, or


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         2.       The first day on which a Change of Control occurs after the
                  Option Grant Date and on or before December 31, 2002; provided, however, if no Change of Control has occurred on or before December 31, 2000 and the earnings per Common Share condition in 1(b) above has not been satisfied for a year ending on or before December 31, 2000, the Option shall terminate on December 31, 2000.

         The Option shall terminate on December 31, 2002 unless the Vesting Date occurs on or before that date or unless the Option has been earlier terminated in accordance with the proviso contained in 2 above. For purposes of 1(b) above, earnings per Common Share shall be determined on the same basis as KeyCorp reports earnings per Common Share in its annual report on Form 10-K (or any successor form) filed with the Securities and Exchange Commission, adjusted for the effects of unusual events (such as gains or losses from the sale of subsidiaries or deposits in excess of 3% of average deposits or other significant extraordinary items), all as determined by the Committee in its sole discretion. In the event your employment with KeyCorp terminates as a result of retirement, disability or death prior to the end of the term of your Employment Agreement with KeyCorp dated _____, 1996 and prior to the Vesting Date, the Committee, in its sole discretion, may extend the time in which the Option may vest and be exercisable as fully as if your employment continued to, and terminated as a result of retirement, disability, or death, as the case may be, immediately after the Vesting Date as provided above.

         The Option shall be governed by the terms, conditions, and provisions of the Plan.

         January __, 1997                         ------------------------------
                                                  Thomas E. Helfrich
                                                  Executive Vice President

                                   ACCEPTANCE
                                   ----------

         The undersigned hereby acknowledges receipt of the Plan, agrees to be bound by the foregoing Agreement and agrees and consents to the terms, conditions, and provisions of the Agreement, Plan and the Award evidenced by this Agreement.

                                                    ----------------------------
                                                    Robert W. Gillespie